As filed with the Securities and Exchange Commission on December 6, 2021
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VELO3D, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	98-1556965
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
511 Division Street
Campbell, California 95008
(Address of Principal Executive Offices) (Zip Code)
VELO3D, INC. 2021 EQUITY INCENTIVE PLAN
VELO3D, INC. 2021 EMPLOYEE STOCK PURCHASE PLAN

(Full Title of the Plans)

Benyamin Buller
Chief Executive Officer
511 Division Street
Campbell, California 95008
(Name and Address of Agent For Service)
(408) 610-3915
(Telephone Number, including area code, of agent for service)

Copies to:
Per B. Chilstrom Fenwick & West LLP 902 Broadway New York, New York 10010 (212) 430-2600
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.00001 per share:
- Reserved for future issuance under the Velo3D, Inc. 2021 Equity Incentive Plan(2)	42,766,043(2)	$9.12(3)	$390,026,312.16(3)	$36,155.44
- Reserved for future issuance under the Velo3D, Inc. 2021 Employee Stock Purchase Plan	3,663,277(4)	$7.75(5)	$28,397,723.30(5)	$2,632.47
TOTAL	46,429,320	-	$418,424,035.46	$38,787.91
(1)Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional and indeterminate number of securities as may become issuable pursuant to the provisions of the Velo3D, Inc. 2021 Equity Incentive Plan (the “Equity Incentive Plan”) and the Velo3D, Inc. 2021 Employee Stock Purchase Plan (the “ESPP”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of outstanding shares of common stock, par value $0.00001 per share (the “Common Stock”), of Velo3D, Inc. (f/k/a JAWS Spitfire Acquisition Corporation), a Delaware corporation (the “Registrant”).
(2)Represents shares of Common Stock that may be issued under the Equity Incentive Plan consisting of 42,766,043 shares of Common Stock reserved for issuance under the Equity Incentive Plan, which includes (a) 21,342,660 shares of Common Stock issuable up the exercise of certain option awards (the “Rollover Options”) that are expected to be granted to certain former equity award holders of Legacy Velo3D (as defined below), as contemplated by that certain Business Combination Agreement, dated as of March 22, 2021 (as amended, the “Business Combination Agreement”), by and among JAWS Spitfire Acquisition Corporation, Spitfire Merger Sub, Inc. and Velo3D, Inc. (n/k/a Velo3D US, Inc.) (“Legacy Velo3D”) and (b) 1,790,005 shares of Common Stock issuable upon the vesting of certain RSU awards (the “Unvested Earnout RSUs”) that are expected to be granted to certain former equity award holders of Legacy Velo3D pursuant to the terms of the Business Combination Agreement. In general, to the extent that any awards under the Equity Incentive Plan are forfeited, cancelled or expire for any reason before being exercised or settled in full, if any awards are settled in cash or if shares issued under the Equity Incentive Plan are reacquired by the Registrant pursuant to a forfeiture provision, repurchase right or for any other reason, those shares will again become available for issuance under the Equity Incentive Plan, as will shares applied to pay the exercise or purchase price of an award or to satisfy tax withholding obligations related to any award.
(3)Estimated pursuant to Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The price of $9.12 per share represents the average high and low sales prices of the Common Stock as quoted on the New York Stock Exchange on December 3, 2021.
(4)Represents shares of Common Stock reserved for issuance under the ESPP.
(5)Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act and based upon the average of the high and low prices of the Registrant’s Common Stock as quoted on the New York Stock Exchange on December 3, 2021, multiplied by 85%.
The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

EXPLANATORY NOTE
This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Velo3D, Inc. (formerly, JAWS Spitfire Acquisition Corporation), a Delaware corporation (the “Registrant”), relating to (i) 42,766,043 shares of common stock, par value $0.00001 per share (the “Common Stock”), of the Registrant reserved for issuance under the Velo3D, Inc. 2021 Equity Incentive Plan (the “Equity Incentive Plan”); and (ii) 3,663,277 shares of Common Stock reserved for issuance under the Velo3D, Inc. 2021 Employee Stock Purchase Plan (the “ESPP”).
This Registration Statement also includes a prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. This Reoffer Prospectus may be used for the reoffer and resale of shares of Common Stock on a continuous or delayed basis that may be deemed to be “control securities” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, that are issuable to certain of our executive and other officers and directors identified in the Reoffer Prospectus. The number of shares of Common Stock included in the Reoffer Prospectus represents shares of Common Stock issuable to the selling stockholders pursuant to Rollover Options and Unvested Earnout RSUs (each as defined in the Reoffer Prospectus) the selling stockholders are expected to be granted and does not necessarily represent a present intention to sell any or all such shares of Common Stock. The number of shares of Common Stock to be offered or resold by means of the Reoffer Prospectus by the selling stockholders, and any other person with whom any of them is acting in concert for the purpose of selling Common Stock, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.
PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
The information called for by Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act and the instructions to Form S-8. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

Velo3D, Inc.
5,258,883 Shares of Common Stock

This reoffer prospectus (this “Reoffer Prospectus”) relates to the offer and sale from time to time by the selling stockholders named in this Reoffer Prospectus (the “Selling Stockholders”), or their permitted transferees, of up to 5,258,883 shares of common stock, par value $0.00001 per share (“Common Stock”), of Velo3D, Inc., a Delaware corporation. This Reoffer Prospectus covers 5,258,883 shares of Common Stock issuable (i) to the Selling Stockholders upon the exercise of certain option awards (the “Rollover Options”) that are expected to be granted by us to the Selling Stockholders as contemplated by the Business Combination Agreement (as defined below) and (ii) to the Selling Stockholders upon the vesting of certain RSU awards (the “Unvested Earnout RSUs”) that are expected to be granted by us to the Selling Stockholders pursuant to the earnout provisions of the Business Combination Agreement. We will grant the Rollover Options and the Unvested Earnout RSUs under the Velo3D, Inc. 2021 Equity Incentive Plan (the “Equity Incentive Plan”). We are not offering any shares of Common Stock and will not receive any proceeds from the sale of the shares of Common Stock by the Selling Stockholders pursuant to this Reoffer Prospectus. The Selling Stockholders are certain of our directors and executive and other officers, each of whom is an “affiliate” of our company (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)).
Subject to the satisfaction of any conditions to vesting of the shares of Common Stock offered hereby pursuant to the terms of the relevant Rollover Option and Unvested Earnout RSU agreements, and subject to the expiration of any lock-up agreements described herein, the Selling Stockholders may from time to time sell, transfer or otherwise dispose of any or all of the shares of Common Stock covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. If underwriters or dealers are used to sell the shares of Common Stock, we will name them and describe their compensation in a prospectus supplement. The shares of Common Stock may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale or negotiated prices. We do not know when or in what amount the Selling Stockholders may offer the shares of Common Stock for sale. The Selling Stockholders may sell any, all or none of the shares of Common Stock offered by this Reoffer Prospectus. See “Plan of Distribution” beginning on page 14 for more information about how the Selling Stockholders may sell or dispose of the shares of Common Stock covered by this Reoffer Prospectus. The Selling Stockholders will bear all sales commissions and similar expenses. We will bear all expenses of registration incurred in connection with this offering, including any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders.
Shares of Common Stock that will be issued pursuant to the Rollover Options and Unvested Earnout RSUs that are expected to be granted to Selling Stockholders will be “control securities” under the Securities Act before their sale under this Reoffer Prospectus. This Reoffer Prospectus has been prepared for the purposes of registering the shares of Common Stock under the Securities Act to allow for future sales by Selling Stockholders on a continuous or delayed basis to the public without restriction, provided that the amount of shares of Common Stock to be offered or resold under this Reoffer Prospectus by each Selling Stockholder or other person with whom he or she is acting in concert for the purpose of selling shares of Common Stock, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.
On September 29, 2021 (the “Closing Date”), we consummated the transactions contemplated by that certain Business Combination Agreement, dated as of March 22, 2021 (as amended, the “Business Combination Agreement”), by and among JAWS Spitfire Acquisition Corporation (“JAWS Spitfire” and, after the consummation of the Business Combination (as defined below), “Velo3D”), Spitfire Merger Sub, Inc. (“Merger Sub”) and Velo3D, Inc. (n/k/a Velo3D US, Inc.) (“Legacy Velo3D”). In particular, as contemplated by the Business Combination Agreement, on the Closing Date, JAWS Spitfire filed a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filed a certificate of incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which JAWS Spitfire was domesticated and continued as a Delaware corporation (the “Domestication”). Further, as contemplated by the Business Combination Agreement, on the Closing Date, Merger Sub was merged with and into Legacy Velo3D, with Legacy Velo3D surviving the merger as a wholly-owned subsidiary of Velo3D (the “Merger” and, together with the Domestication and the other transactions contemplated by the Business Combination Agreement, the “Business Combination”). In connection with the consummation of the Business Combination, Velo3D changed its name to “Velo3D, Inc.” and Legacy Velo3D changed its name to “Velo3D US, Inc.”

Our Common Stock and public warrants are listed on the New York Stock Exchange (the “NYSE”) under the symbols “VLD” and “VLD WS”, respectively.
We are an “emerging growth company” under federal securities laws and are subject to reduced public company reporting requirements. Investing in our Common Stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 12 of this Reoffer Prospectus and under similar headings in the documents that are incorporated by reference into this Reoffer Prospectus, as well as “Cautionary Note Regarding Forward-Looking Statements” on page 9 of this Reoffer Prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Reoffer Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Reoffer Prospectus is December 6, 2021.

You should rely only on the information contained or incorporated by reference in this Reoffer Prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the Selling Stockholders are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this Reoffer Prospectus is accurate only as of the date hereof. Additionally, any information we have incorporated by reference in this Reoffer Prospectus is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this Reoffer Prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.
When used in this Reoffer Prospectus, references to the “Company,” “we,” “us” or “our” refers to Legacy Velo3D prior to the consummation of the Business Combination (the “Closing”), and to Velo3D and its consolidated subsidiary following the Business Combination.

ABOUT THIS PROSPECTUS
This Reoffer Prospectus contains important information you should know before investing, including important information about the Company and the securities being offered. You should carefully read this Reoffer Prospectus, as well as the additional information contained in the documents described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this Reoffer Prospectus, and in particular the periodic and current reporting documents we file with the Securities and Exchange Commission (the “Commission”). We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This Reoffer Prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
You should not assume that the information in this Reoffer Prospectus or any documents we incorporate by reference herein or therein is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other documents with the Commission under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Commission maintains a website that contains reports, proxy and information statements and other information regarding issuers, including the Company, that file electronically with the Commission. You may obtain copies of the registration statement and its exhibits and the other documents that we file with the Commission at www.sec.gov.
We also make these documents available on the investor relations portion of our website at www.sema4.com. Our website and the information contained or connected to our website is not incorporated by reference in this Reoffer Prospectus, and you should not consider it part of this Reoffer Prospectus. Our principal executive office is located at 511 Division Street, Campbell, California 95008, and can be reached by telephone at (408) 610-3915.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The Commission rules permit us to incorporate by reference information in this Reoffer Prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is considered to be part of this Reoffer Prospectus, except for information superseded by information contained in this Reoffer Prospectus itself or in any subsequently filed incorporated document. This Reoffer Prospectus incorporates by reference the documents set forth below that we have previously filed with the Commission, other than information in such documents that is deemed to be furnished and not filed. These documents contain important information about the Company and its business and financial condition.
(a)the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2021, June 30, 2021 and September 30, 2021, filed with the Commission on May 24, 2021, August 17, 2021 and November 16, 2021, respectively (excluding the unaudited financial statements of JAWS Spitfire included therein, which are comprised of the balance sheets of JAWS Spitfire as of June 30, 2021, March 31, 2021 and December 31, 2020; the related statements of operations, statements of changes in shareholders’ equity, and statements of cash flows for the three and six months ended June 30, 2021 and the three months ended March 31, 2021; and the related notes to such financial statements (the “JAWS Spitfire Unaudited Financial Statements” and, together with the JAWS Spitfire Audited Financial Statements (as defined below), the “JAWS Spitfire Financial Statements”));
(b)the Company’s Current Reports on Form 8-K filed with the Commission on January 8, 2021, January 25, 2021, March 23, 2021 (but only with respect to Items 1.01 and 3.02 thereof and Exhibits 2.1, 10.1, 10.2 and 10.3 thereto), May 12, 2021, September 22, 2021, September 28, 2021 and October 5, 2021 (excluding the JAWS Spitfire Financial Statements incorporated by reference therein); and
(c)the Company’s Final Prospectus filed with the Commission on October 28, 2021 pursuant to Rule 424(b) promulgated under the Securities Act, as a part of the Registration Statement on Form S-1 (File No. 333-260415) (the “Resale S-1”) under the Securities Act, initially filed with the Commission on October 21, 2021 (excluding the audited financial statements of JAWS Spitfire included therein, which are comprised of the balance sheet of JAWS Spitfire as of December 31,

2020; the related statement of operations, statement of changes in shareholders’ equity, and statement of cash flows for the period from September 11, 2020 (inception) through December 31, 2020; the related notes to such financial statements; and the accompanying report of independent registered public accounting firm issued with respect thereto (the “JAWS Spitfire Audited Financial Statements”)); and
(d)the description of the Company’s Common Stock contained in the Resale S-1, including any amendments or reports filed for the purpose of updating such description.
All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the Registration Statement of which this Reoffer Prospectus forms a part which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Reoffer Prospectus and to be a part hereof from the date of the filing of such documents, except that information furnished to the Commission under Item 2.02 or Item 7.01 in Current Reports on Form 8-K and any exhibit relating to such information, shall not be deemed to be incorporated by reference in this Reoffer Prospectus.
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this Reoffer Prospectus shall be deemed to be modified or superseded for purposes of this Reoffer Prospectus to the extent that a statement contained in this Reoffer Prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Reoffer Prospectus, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Reoffer Prospectus.
The Company undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Reoffer Prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this Reoffer Prospectus but not delivered with this Reoffer Prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this Reoffer Prospectus incorporates. Documents incorporated by reference in this Reoffer Prospectus may be obtained by requesting them in writing or by telephone from us at:
Velo3D, Inc.
511 Division Street,
Campbell, California 95008
Tel.: (408) 610-3915

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Reoffer Prospectus contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations and beliefs of our management, and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements include statements about our future financial and operating results; the benefits of the Business Combination; statements of the plans, strategies and objectives of our management for our future operations; and statements regarding future economic conditions or performance. Forward-looking statements may contain words such as “will be,” “will,” “expect,” “anticipate,” “continue,” “project,” “believe,” “plan,” “could,” “estimate,” “forecast,” “guidance,” “intend,” “may,” “plan,” “possible,” “potential,” “predict,” “pursue,” “should,” “target” or similar expressions, and include the assumptions that underlie such statements. These statements include, but are not limited to, statements about:
•our projected financial information, growth rate and market opportunity;
•the ability to maintain the listing of our common stock and the public warrants on the NYSE, and the potential liquidity and trading of such securities;
•the ability to recognize the anticipated benefits of the proposed Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably and retain its key employees;
•costs related to the proposed Business Combination;
•changes in applicable laws or regulations;
•the inability to develop and maintain effective internal controls;
•our ability to raise financing in the future
•our success in retaining or recruiting, or changes required in, our officers, key employees or directors
•the period over which we anticipate our existing cash and cash equivalents will be sufficient to fund our operating expenses and capital expenditure requirements;
•the potential for our business development efforts to maximize the potential value of our portfolio;
•regulatory developments in the United States and foreign countries;
•the impact of laws and regulations;
•our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;
•our financial performance;
•the effect of COVID-19 on the foregoing; and
•other factors detailed under the section entitled “Risk Factors.”
Factors that could cause the actual results to differ materially from those described in the forward-looking statements include those set forth in the risk factors included in this Reoffer Prospectus. Any forward-looking statements made in this Reoffer Prospectus are qualified in their entirety by the forward-looking statements contained or referred to in this section, and there is no assurance that the actual results or developments anticipated by us will be realized. All subsequent written and oral forward-looking statements concerning us, the Business Combination or other matters attributable to us or any person acting on our behalf are expressly qualified in their entirety by the forward-looking statements above. Except to the extent required by applicable law, we are under no obligation (and expressly disclaim any such obligation) to update or revise these forward-looking statements whether as a result of new information, future events, or otherwise.
You should read this Reoffer Prospectus, the documents that incorporated by reference herein, and the documents we have filed with the Commission as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

PROSPECTUS SUMMARY
This Reoffer Prospectus is part of a registration statement that we filed with the Commission. We have provided to you in this Reoffer Prospectus a general description of the Selling Stockholders and the distribution of the shares. To the extent there is a conflict between the information contained in this Reoffer Prospectus and any of our subsequent filings with the Commission, the information in the document having the later date shall modify or supersede the earlier statement.
As permitted by the rules and regulations of the Commission, the registration statement of which this Reoffer Prospectus forms part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the Commission at the Commission’s website or at the Commission’s offices described above under the heading “Incorporation of Certain Information by Reference” if necessary.
Company Overview
We seek to fulfill the promise of additive manufacturing, also referred to as 3D printing (“AM”), to deliver breakthroughs in performance, cost and lead time in the production of high-value metal parts.
We produce a full-stack hardware and software solution based on our proprietary powder bed fusion (“PBF”) technology, which enables support-free production. Our technology enables the production of highly complex, mission-critical parts that existing AM solutions cannot produce without the need for redesign or additional assembly. Our products give our customers who are in space, aviation, defense, energy and industrial markets the freedom to design and produce metal parts with complex internal features and geometries that had previously been considered impossible for AM. We believe our technology is years ahead of competitors.
Our technology is novel compared to other AM technologies based on its ability to deliver high-value metal parts that have complex internal channels, structures and geometries. This affords a wide breadth of design freedom for creating new metal parts, and it enables replication of existing parts without the need to redesign the part to be manufacturable with AM. Because of these features, we believe our technology and product capabilities are highly valued by our customers. Our customers are primarily original equipment manufacturers (“OEMs”) and contract manufacturers who look to AM to solve issues with traditional metal parts manufacturing technologies. Those traditional manufacturing technologies rely on processes, including casting, stamping, and forging, that typically require high volumes to drive competitive costs and have long lead times for production. Our customers look to AM solutions to produce assemblies that are lighter, stronger and more reliable than those manufactured with traditional technologies. Our customers also expect AM solutions to drive lower costs for low volume parts and substantially shorter lead times. However, many of our customers have found that legacy AM technologies failed to produce the required designs for the high-value metal parts and assemblies that our customers wanted to produce with AM. As a result, other AM solutions often require that parts be redesigned so that they can be produced and frequently incur performance losses for high-value applications. For these reasons, AM solutions of our competitors have been largely relegated to tooling and prototyping or the production of less complex, lower-value metal parts.
In contrast, our technology can deliver complex high-value metal parts with the design advantages, lower costs and faster lead times associated with AM, and generally avoids the need to redesign the parts. As a result, our customers have increasingly adopted our technology into their design and production processes. We believe our value is reflected in our sales patterns, as most customers purchase a single machine to validate our technology and purchase additional systems over time as they embed our technology in their product roadmap and manufacturing infrastructure. We consider this approach a “land and expand” strategy, oriented around a demonstration of our value proposition followed by increasing penetration with key customers.

We offer customers a full-stack solution, which includes the following key components:
•FlowTM print preparation software conducts sophisticated analysis of the features of the metal part and specifies a production process that enables support-free printing of the part.
•Sapphire® metal AM printers produce the part using our proprietary PBF technology, which enables support-free production. Our technology produces metal parts by fusing many thousands of very thin layers of metal powder with precisely controlled laser beams in a sophisticated software-defined sequence (or “recipe”) defined by our Flow software.
•AssureTM quality validation software validates the product made by Sapphire to confirm that it is made to the specifications required by the original design.
Legacy AM technologies often rely on internal supports to prevent deformation of the metal part during the 3D printing process. These supports inhibit the production of parts with complex internal geometries, which are often required in high-performance applications, because there is limited or no access to remove them after production. Our technological advances enable our Sapphire product to print metal parts that do not require internal supports, enabling our customers to produce designs that would otherwise be infeasible to make with AM.
We sell our full-stack hardware and software AM solution through two types of transaction models: a 3D printer sale transaction and a recurring payment transaction. 3D printer sale transactions are structured as a payment of a fixed purchase price for the system. Recurring payment transactions fall into two categories: a leased 3D printer transaction and a sale and utilization fee model. Under the leased 3D printer transaction, the customer typically pays an amount for a lease that entitles the customer to a base number of hours of usage. For usage above that level, the customer typically pays an hourly usage fee. Most of our leases have a 12-month term, though in certain cases the lease term is longer. In the sale and utilization fee model, customers pay an up-front amount that is less than the full purchase price to purchase the system. This purchase price is supplemented by an hourly usage fee for each hour of system utilization over the life of the system. We intend to more fully transition our recurring payment transactions to this sale and utilization fee model in 2022 and future years. Support services are included with a 3D printer sale transaction and a recurring payment transaction.
We have seen strong demand for our next generation flagship Sapphire XC product, which we plan to begin shipping by the end of 2021. It is anticipated that this product will be able to make parts that are five times the size of parts made by our existing Sapphire product and will reduce part costs by 65% to 80%. Together, the increase in capabilities and improvement in economics for our customers are anticipated to rapidly increase the potential applications of our technology. As of September 30, 2021, we have received customer deposits for 14 firm orders and a further 21 reservations with deposits for manufacturing slots for the Sapphire XC system. Demand for the Sapphire XC product is a significant contributor to our expectation for meaningful sales growth from 2022 and beyond.
The mailing address of our principal executive office is located at 511 Division Street, Campbell, California 95008, and can be reached by telephone at (408) 610-3915.
Recent Developments
On the Closing Date, we consummated the Business Combination. In particular, on the Closing Date, JAWS Spitfire filed a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filed a certificate of incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which JAWS Spitfire was domesticated and continued as a Delaware corporation. Further, on the Closing Date, Merger Sub was merged with and into Legacy Velo3D, with Legacy Velo3D surviving the Merger as a wholly-owned subsidiary of Velo3D. Velo3D was renamed “Velo3D, Inc.” and Legacy Velo3D was renamed “Velo3D US, Inc.”
The Offering
This Reoffer Prospectus relates to the public offering by the Selling Stockholders listed in this Reoffer Prospectus of up to 5,258,883 shares of Common Stock issuable to (i) the Selling Stockholders upon the exercise of the Rollover Options that are expected to be granted by the Company to the Selling Stockholders as contemplated by the Business Combination Agreement and (ii) to the Selling Stockholders upon the vesting of the Unvested Earnout RSUs that are expected to be granted by the Company to the Selling Stockholders pursuant to the earnout provisions of the Business Combination Agreement. The Company will grant the Rollover Options and the Unvested Earnout RSUs under the Equity Incentive Plan. Subject to the satisfaction of any conditions to vesting of the shares of Common Stock offered hereby pursuant to the terms of the relevant Rollover Option and Unvested Earnout RSU agreements, and subject to the expiration of any lock-up agreements described herein, the Selling Stockholders may from time to time sell, transfer or otherwise dispose of any or all of the shares of Common Stock covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. We will receive none of the proceeds from the sale of the shares of Common Stock by the Selling Stockholders. The Selling Stockholders will bear all sales commissions and similar expenses in connection with this offering. We will bear all expenses of registration incurred in connection with this offering, as well as any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders.

RISK FACTORS
Investing in shares of our Common Stock involves a high degree of risk. Investors should carefully consider the risks we have described as set forth under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2021, filed with the Commission on November 16, 2021, and subsequent reports filed with the Commission, together with the financial and other information contained or incorporated by reference in this prospectus. If any of the events or developments we have described occur, our business, financial condition, or results of operations could be materially or adversely affected. As a result, the market price of our Common Stock could decline, and investors could lose all or part of their investment. The risks and uncertainties we have described are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. The risks we have described also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

DETERMINATION OF OFFERING PRICE
The Selling Stockholders will determine at what price they may sell the offered shares of Common Stock, and such sales may be made at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” below for more information.

USE OF PROCEEDS
We will not receive any proceeds from the sale of shares of our Common Stock by the Selling Stockholders.

SELLING STOCKHOLDERS
The table below sets forth information concerning the resale of the shares by the Selling Stockholders. We will not receive any proceeds from the resale of the shares by the Selling Stockholders.
The table below sets forth, as of November 30, 2021 (the “Determination Date”), (i) the name of each person who is offering the resale of shares by this Reoffer Prospectus; (ii) the number of shares (and the percentage, if 1% or more) of Common Stock beneficially owned (determined in the manner described in footnote (1) to the table below) by each person; (iii) the number of shares that each Selling Stockholder may offer for sale from time to time pursuant to this Reoffer Prospectus, whether or not such Selling Stockholder has a present intention to do so; and (iv) the number of shares (and the percentage, if 1% or more) of Common Stock each person will own after the offering, assuming they sell all of the shares offered. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power. The address for each Selling Stockholder listed in the table below is c/o Velo3D, Inc., 511 Division Street, Campbell, California 95008.
As contemplated by the Business Combination Agreement, we expect to grant 21,342,660 Rollover Options to certain former equity award holders of Legacy Velo3D, including 4,354,358 Rollover Options to the Selling Stockholders. In addition, pursuant to the earnout provisions of the Business Combination Agreement, we expect to grant 1,790,005 Unvested Earnout RSUs to certain former equity award holders of Legacy Velo3D, including 443,032 Unvested Earnout RSUs to the Selling Stockholders. We expect to grant the Rollover Options and the Unvested Earnout RSUs on or after December 6, 2021.
The Selling Stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the Selling Stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly. We cannot give an estimate as to the number of shares of Common Stock that will actually be held by the Selling Stockholders upon termination of this offering because the Selling Stockholders may offer some or all of their Common Stock under the offering contemplated by this prospectus or acquire additional shares of Common Stock. The total number of shares that may be sold hereunder will not exceed the number of shares offered hereby. Please read the section entitled “Plan of Distribution” in this Reoffer Prospectus.

	Shares of Common Stock
Name	Number Beneficially Owned Prior to Offering (1)	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering (2)
Bernard Chung(3)	461,493	461,493	—	*
Carl Bass(4)	456,946	456,946	—	*
Renette Youssef(5)	1,294,029	1,294,029	—	*
Stefan Krause(6)	539,582	539,582	—	*
William McCombe(7)	2,506,834	2,506,834	—	*
	5,258,883	5.258,883	—	*
*Less than 1%
__________________
(1)The numbers of shares of Common Stock reflect all shares of Common Stock issuable upon exercise of Rollover Options and Unvested Earnout RSUs of each Selling Stockholder (including both shares beneficially owned on the Determination Date and shares which the Selling Stockholder has a contingent right to receive).
(2)Assumes all of the shares of Common Stock being offered are sold in the offering, that shares of Common Stock beneficially owned by such Selling Stockholder on the Determination Date but not being offered pursuant to this prospectus (if any) are not sold, and that no additional shares are purchased or otherwise acquired other than pursuant to the Rollover Options and Unvested Earnout RSUs relating to the shares being offered.
(3)Includes 110,355 shares underlying options to purchase common stock that are exercisable within 60 days of November 30, 2021. Shares hereby offered consist of 407,467 shares issuable upon exercise of Rollover Option and 54,026 shares issuable upon vesting of Unvested Earnout RSUs.
(4)Includes 258,298 shares underlying options to purchase common stock that are exercisable within 60 days of November 30, 2021. Shares hereby offered consist of 432,730 shares issuable upon exercise of Rollover Options and 24,216 shares issuable upon vesting of Unvested Earnout RSUs.
(5)Includes 357,042 shares underlying options to purchase common stock that are exercisable within 60 days of November 30, 2021. Shares hereby offered consist of 1,142,537 shares issuable upon exercise of Rollover Options and 151,492 shares issuable upon vesting of Unvested Earnout RSUs.
(6)Includes 226,075 shares underlying options to purchase common stock that are exercisable within 60 days of November 30, 2021. Shares hereby offered consist of 493,256 shares issuable upon exercise of Rollover Options and 46,326 shares issuable upon vesting of Unvested Earnout RSUs.
(7)Includes 761,944 shares underlying options to purchase common stock that are exercisable within 60 days of November 30, 2021. Shares hereby offered consist of 2,285,836 shares issuable upon exercise of Rollover Options and 220,998 shares issuable upon vesting of Unvested Earnout RSUs.

Other Material Relationships with the Selling Stockholders
Employment Relationships
We have entered into employment offer letters with two of our named executive officers.
William McCombe
Mr. McCombe’s offer letter, dated July 13, 2020, as amended on November 1, 2021, 2020, provides for a base salary of $380,000 per year and an annual incentive bonus of $294,000 per year, subject to the achievement of performance conditions.
If Mr. McCombe’s employment with us is terminated by us without “cause” and Mr. McCombe executes a general release of claims in the form prescribed by us, Mr. McCombe will be eligible to receive nine months of Mr. McCombe’s then-current base salary, payable in equal installments on our regular payroll dates.
Additionally, if Mr. McCombe’s employment with us is terminated by us without “cause” or Mr. McCombe resigns for “good reason” within 12 months after an “acquisition”, 100% of the total unvested shares subject to Mr. McCombe’s option award will vest immediately following such termination or resignation, provided that Mr. McCombe executes a general release of claims in the form prescribed by us. Such vesting acceleration terms are also set forth in Mr. McCombe’s Stock Option Agreement, dated September 24, 2020.
Renette Youssef
Ms. Youseff’s offer letter, dated September 21, 2020, as amended on November 1, 2021, provides for a base salary of $380,000 per year, which is subject to periodic review, and an annual incentive bonus of $294,000 per year, subject to the achievement of performance conditions.
For Ms. Youssef’s options, if Ms. Youssef’s continuous service with us is terminated by us without “cause” or Ms. Youssef resigns for “good reason” upon or within 12 months after an “acquisition”, 100% of the total unvested shares subject to the option award will vest immediately following such termination or resignation, provided that Ms. Youssef executes a general release of claims in the form prescribed by us.
Indemnification Agreement
Our certificate of incorporation (the “Certificate of Incorporation”) contains provisions limiting the liability of directors, and our restated bylaws (the “Bylaws”) provide that we will indemnify each of our directors to the fullest extent permitted under Delaware law. The Certificate of Incorporation and Bylaws also provide the board of directors with discretion to indemnify officers and employees when determined appropriate by our board of directors.
We have entered into indemnification agreements with each of our directors and executive officers and certain other key employees. The indemnification agreements provide that we will indemnify each of our directors, executive officers, and such other key employees against any and all expenses incurred by that director, executive officer, or other key employee because of his or her status as one of our directors, executive officers, or other key employees, to the fullest extent permitted by Delaware law, the Certificate of Incorporation and Bylaws. In addition, the indemnification agreements provide that, to the fullest extent permitted by Delaware law, we will advance all expenses incurred by its directors, executive officers, and other key employees in connection with a legal proceeding involving his or her status as a director, executive officer, or key employee.

PLAN OF DISTRIBUTION
The shares of Common Stock covered by this Reoffer Prospectus are being registered by the Company for the account of the Selling Stockholders. The shares of Common Stock offered may be sold from time to time directly by or on behalf of each Selling Stockholder in one or more transactions on the NYSE or any other stock exchange on which the Common Stock may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. The Selling Stockholders may sell shares through one or more agents, brokers or dealers or directly to purchasers. Such brokers or dealers may receive compensation in the form of commissions, discounts or concessions from the Selling Stockholders and/or purchasers of the shares or both. Such compensation as to a particular broker or dealer may be in excess of customary commissions. The amount of shares of Common Stock to be reoffered or resold under the Reoffer Prospectus by each Selling Stockholder and any other person with whom he or she is acting in concert for the purpose of selling shares of Common Stock, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

In connection with their sales, a Selling Stockholder and any participating broker or dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act. We are bearing all costs relating to the registration of the shares of Common Stock. Any commissions or other fees payable to brokers or dealers in connection with any sale of the shares will be borne by the Selling Stockholders or other party selling such shares. Sales of the shares must be made by the Selling Stockholders in compliance with all applicable state and federal securities laws and regulations, including the Securities Act. In addition to any shares sold hereunder, Selling Stockholders may sell shares of Common Stock in compliance with Rule 144. There is no assurance that the Selling Stockholders will sell all or a portion of the shares of Common Stock offered hereby. The Selling Stockholders may agree to indemnify any broker, dealer or agent that participates in transactions involving sales of the shares against certain liabilities in connection with the offering of the shares arising under the Securities Act. We have notified the Selling Stockholders of the need to deliver a copy of this Reoffer Prospectus in connection with any sale of the shares of Common Stock.
The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares of Common Stock and activities of the Selling Stockholders, which may limit the timing of purchases and sales of any of the shares of Common Stock by the Selling Stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in passive market-making activities with respect to the shares of Common Stock. Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of shares of Common Stock in the secondary market. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.
Once sold under the registration statement of which this Reoffer Prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS
Fenwick & West LLP will issue an opinion regarding the legality of certain of the offered securities.

EXPERTS
The financial statements of Velo3D, Inc. as of December 31, 2020 and 2019 and for the years then ended incorporated in this Registration Statement by reference to the final prospectus filed pursuant to Rule 424(b) on October 28, 2021 in connection with the Registration Statement on Form S-1 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to Velo3D, Inc.’s ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents filed by Velo3D, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:
(a)the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2021, June 30, 2021 and September 30, 2021, filed with the Commission on May 24, 2021, August 17, 2021 and November 16, 2021, respectively (excluding the unaudited financial statements of JAWS Spitfire included therein, which are comprised of the balance sheets of JAWS Spitfire as of June 30, 2021, March 31, 2021 and December 31, 2020; the related statements of operations, statements of changes in shareholders’ equity, and statements of cash flows for the three and six months ended June 30, 2021 and the three months ended March 31, 2021; and the related notes to such financial statements (the “JAWS Spitfire Unaudited Financial Statements” and, together with the JAWS Spitfire Audited Financial Statements (as defined below), the “JAWS Spitfire Financial Statements”));
(b)the Company’s Current Reports on Form 8-K filed with the Commission on January 8, 2021, January 25, 2021, March 23, 2021 (but only with respect to Items 1.01 and 3.02 thereof and Exhibits 2.1, 10.1, 10.2 and 10.3 thereto), May 12, 2021, September 22, 2021, September 28, 2021 and October 5, 2021 (excluding the JAWS Spitfire Financial Statements incorporated by reference therein); and
(c)the Registrant’s Final Prospectus filed with the Commission on October 28, 2021 pursuant to Rule 424(b) promulgated under the Securities Act, as a part of the Registration Statement on Form S-1 (File No. 333-260415) (the “Resale S-1”) under the Securities Act, initially filed with the Commission on October 21, 2021 (excluding the audited financial statements of JAWS Spitfire Acquisition Corporation included therein, which are comprised of the balance sheet of JAWS Spitfire Acquisition Corporation as of December 31, 2020; the related statement of operations, statement of changes in shareholders’ equity, and statement of cash flows the period from September 11, 2020 (inception) through December 31, 2020; the related notes to such financial statements; and the accompanying report of independent registered accounting firm issued with respect thereto the “JAWS Spitfire Audited Financial Statements”)); and
(d)the description of the Registrant’s Common Stock contained in the Resale S-1, including any amendments or reports filed for the purpose of updating such description.
All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents, except that information furnished to the Commission under Item 2.02 or Item 7.01 in Current Reports on Form 8-K and any exhibit relating to such information, shall not be deemed to be incorporated by reference in this Registration Statement.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”), authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the DGCL are sufficiently broad to permit indemnification under certain circumstances for liabilities, including
As permitted by the DGCL, the Certificate of Incorporation of the Registrant contains provisions that eliminate the personal liability of its directors for monetary damages for any breach of fiduciary duties as a director, except liability for the following:
•any breach of a director’s duty of loyalty to the Registrant or the Registrant’s stockholders;
•acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•under Section 174 of the DGCL (regarding unlawful dividends and stock purchases); or
•any transaction from which the director derived an improper personal benefit.
As permitted by the DGCL, the Restated Bylaws of the Registrant provide that:
•the Registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the DGCL, subject to very limited exceptions;
•the Registrant may indemnify its other employees and agents as set forth in the DGCL;
•the Registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to very limited exceptions; and
•the rights conferred in the Restated Bylaws of the Registrant are not exclusive.
The Registrant has entered into indemnification agreements with each of its directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the Certificate of Incorporation and Restated Bylaws of the Registrant and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving one of the Registrant’s directors or executive officers for which indemnification is sought. The indemnification provisions in the Certificate of Incorporation, Restated Bylaws, and the indemnification agreements entered into between the Registrant and each of the Registrant’s directors and executive officers may be sufficiently broad to permit indemnification of the Registrant’s directors and executive officers for liabilities arising under the Securities Act. The Registrant carries liability insurance for the Registrant’s directors and officers. Certain of the Registrant’s directors are also indemnified by their employers with regard to service on the Registrant’s board of directors.
Item 7. Exemption from Registration Claimed.
Not applicable.

Item 8. Exhibits.

		Incorporated by Reference				Filed Herewith
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date

4.1	Certificate of Incorporation of Velo3D, Inc.	8-K	001-39757	3.1	October 5, 2021

4.2	Restated Bylaws of Velo3D, Inc.	8-K	001-39757	3.2	October 5, 2021

5.1	Opinion of Fenwick & West LLP.					X

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for Velo3D, Inc.					X

23.2	Consent of Fenwick & West LLP (contained in Exhibit 5.1).					X

24.1	Power of Attorney (included on the signature page of this Registration Statement).					X

99.1	2021 Equity Incentive Plan	8-K	001-39757	10.5	October 5, 2021

99.2	Form of Option Award Agreement	8-K	001-39757	10.6	October 5, 2021

99.3	Form of RSU Award Agreement	8-K	001-39757	10.7	October 5, 2021

99.4	Form of Rollover Option Award Agreement	8-K	001-39757	10.8	October 5, 2021

99.5	Form of Restricted Stock Award Agreement	8-K	001-39757	10.9	October 5, 2021

99.6	Form of Stock Appreciation Right Award Agreement	8-K	001-39757	10.10	October 5, 2021

99.7	Form of Stock Bonus Award Agreement	8-K	001-39757	10.11	October 5, 2021

99.8	Form of Performance Shares Award Agreement	8-K	001-39757	10.12	October 5, 2021

99.9	2021 Employee Stock Purchase Plan	8-K	001-39757	10.13	October 5, 2021

Item 9. Undertakings.
(A)The undersigned Registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.
Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3)To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.
(B)The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(C)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Campbell, State of California, on the 6th day of December, 2021.

VELO3D, INC.

By:	/s/ Benyamin Buller
Benyamin Buller
Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Benyamin Buller and William McCombe, and each of them, as his or her true and lawful attorneys-in-fact, proxies and agents, each with full power of substitution and resubstitution and full power to act without the other, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, proxies and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, proxies and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Benyamin Buller	Chief Executive Officer and Director	December 6, 2021
Benyamin Buller	(Principal Executive Officer)

/s/ William McCombe	Chief Financial Officer and Director	December 6, 2021
William McCombe	(Principal Accounting and Financial Officer)

/s/ Carl Bass	Chairman and Director	December 6, 2021
Carl Bass

/s/ Ricardo Angel	Director	December 6, 2021
Ricardo Angel

/s/ Jory Bell	Director	December 6, 2021
Jory Bell

/s/ David Cowan	Director	December 6, 2021
David Cowan

/s/ Michael Idelchik	Director	December 6, 2021
Michael Idelchik

/s/ Stefan Krause	Director	December 6, 2021
Stefan Krause

/s/ Ellen Smith	Director	December 6, 2021
Ellen Smith

/s/ Sven Strohband	Director	December 6, 2021
Sven Strohband

/s/ Gabrielle Toledano	Director	December 6, 2021
Gabrielle Toledano

/s/ Matthew Walters	Director	December 6, 2021
Matthew Walters